                                                                      EXHIBIT 11

PROVIDENT AMERICAN CORPORATION
COMPUTATION OF EARNINGS (LOSS) PER SHARE


(In thousands except per share data)                                               Years Ended December 31,
                                                                          1998               1997               1996
-----------------------------------------------------------------------------------------------------------------------
Primary Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                          $ (12,410)         $ (18,573)          $ 15,926
-----------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES:
   Common stock                                                           10,333             10,090              9,610
   Common stock equivalents applicable to stock options and warrants            *                  *             1,276
-----------------------------------------------------------------------------------------------------------------------

      Total                                                               10,333             10,090             10,886
-----------------------------------------------------------------------------------------------------------------------

PRIMARY EARNINGS (LOSS) PER SHARE:                                     $   (1.20)         $   (1.84)          $   1.46
-----------------------------------------------------------------------------------------------------------------------




Fully Diluted Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                          $ (12,156)         $ (18,573)          $ 15,926
-----------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES:
   Common stock                                                           10,333             10,090              9,610
   Common stock equivalents applicable to stock options and warrants            *                  *             1,491
-----------------------------------------------------------------------------------------------------------------------

      Total                                                               10,333             10,090             11,101
-----------------------------------------------------------------------------------------------------------------------

FULLY DILUTED EARNINGS (LOSS) PER SHARE:                               $   (1.20)         $   (1.84)          $   1.43
-----------------------------------------------------------------------------------------------------------------------

   *  Anti-dilutive;  therefore effects have been excluded.